UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Revolving Credit Facility

On April 13, 2018, BlueLinx Holdings Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Credit Agreement, among the Company, certain of the Company’s subsidiaries, as borrowers (together with the Company, the “Borrowers”) or guarantors thereunder, Wells Fargo Bank, National Association, in its capacity as administrative agent (“Wells Fargo”), and certain other financial institutions party thereto (the “Revolving Credit Agreement”). The Revolving Credit Agreement provides for a senior secured revolving loan and letter of credit facility of up to $600 million (the “Revolving Credit Facility”) and an uncommitted accordion feature that permits the Borrowers to increase the facility by an aggregate additional principal amount of up to $150 million. If the Borrowers obtain the full amount of the additional increases in commitments, the Revolving Credit Facility will allow borrowings of up to $750 million. Letters of credit in an aggregate amount of up to $30 million are also available under the Revolving Credit Agreement, which would reduce the amount of the revolving loans available under the Revolving Credit Facility. The maturity date of the Revolving Credit Agreement is October 10, 2022. The Revolving Credit Agreement amends and restates the Borrowers’ existing $335 million secured revolving credit facility, dated October 10, 2017, as amended. The proceeds from the Revolving Credit Facility will be used to repay outstanding obligations under the Borrowers’ existing revolving credit facility, to fund a portion of the cash consideration payable in connection with the Merger (as defined below), to fund transaction costs in connection with the Merger and the Revolving Credit Facility, to provide working capital and for other general corporate purposes.

In connection with the execution and delivery of the Revolving Credit Agreement, the Company and certain of the Company’s subsidiaries also entered into a Guaranty and Security Agreement with Wells Fargo (the “Revolving Guaranty and Security Agreement”). Pursuant to the Revolving Guaranty and Security Agreement, the Borrowers’ obligations under the Revolving Credit Agreement are secured by a security interest in substantially all of the Company’s and its subsidiaries’ assets (other than real property), including inventories, accounts receivable, and proceeds from those items.

Borrowings under the Revolving Credit Agreement will be subject to availability under the Borrowing Base (as such term is defined in the Revolving Credit Agreement). The Borrowers will be required to repay revolving loans thereunder to the extent that such revolving loans exceed the Borrowing Base then in effect. The Revolving Credit Facility may be prepaid in whole or in part from time to time without penalty or premium, but including all breakage costs incurred by any lender thereunder.

The Revolving Credit Agreement provides for interest on the loans at a rate per annum equal to (i) LIBOR plus a margin ranging from 1.75% to 2.25%, with the amount of such margin determined based upon the average of the Borrowers’ excess availability for the immediately preceding fiscal quarter as calculated by the administrative agent, for loans based on LIBOR, or (ii) the administrative agent’s base rate plus a margin ranging from 0.75% to 1.25%, with the amount of such margin determined based upon the average of the Borrowers’ excess availability for the immediately preceding fiscal quarter as calculated by the administrative agent, for loans based on the base rate.

In the event excess availability falls below the greater of (i) $50 million and (ii) 10% of the lesser of (a) the borrowing base and (b) the maximum permitted credit at such time, the Revolving Credit Agreement requires maintenance of a fixed charge coverage ratio of 1.0 to 1.0 until such time as the Borrowers’ excess availability has been at least the greater of (i) $50 million and (ii) 10% of the lesser of (a) the borrowing base and (b) the maximum permitted credit at such time for a period of 30 consecutive days.

The Revolving Credit Agreement also contains representations and warranties and affirmative and negative covenants customary for financings of this type as well as customary events of default.

The foregoing descriptions of the Revolving Credit Agreement and the Revolving Guaranty and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Term Loan Credit Facility

On April 13, 2018, the Company entered into a Credit and Guaranty Agreement, by and among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, HPS Investment Partners, LLC, as administrative agent and collateral agent (“HPS”), and certain other financial institutions party thereto (the “Term Loan Agreement”). The Term Loan Agreement provides for a senior secured term loan facility of $180 million (the “Term Loan Facility”). The maturity date of the Term Loan Agreement is October 13, 2023. The proceeds from the Term Loan Facility will be used to fund a portion of the cash consideration payable in connection with the Merger and to fund transaction costs in connection with the Merger and the Term Loan Facility.

In connection with the execution and delivery of the Term Loan Agreement, the Company and certain of the Company’s subsidiaries also entered into a Pledge and Security Agreement with HPS (the “Term Loan Security Agreement”). Pursuant to the Term Loan Security Agreement and other “Collateral Documents” (as such term is defined in the Term Loan Agreement), the Borrower’s obligations under the Term Loan Agreement are secured by a security interest in substantially all of the Company’s and its subsidiaries’ assets, including inventories, accounts receivable, real property, and proceeds from those items.

The Term Loan Facility may be prepaid in whole or in part from time to time, subject to payment of the “Prepayment Premium” (as such term is defined in the Term Loan Agreement) if such voluntary prepayment does not otherwise constitute an exception to the Prepayment Premium under the Term Loan Agreement and is made prior to the fourth anniversary of the closing date of the Term Loan Agreement, and all breakage costs incurred by any lender thereunder.

The Term Loan Agreement provides for interest on the term loan at a rate per annum equal to (i) LIBOR (subject to a 1.00% floor) plus a margin of 7.00% for loans based on LIBOR, or (ii) the administrative agent’s base rate (subject to a 2.00% floor) plus a margin of 6.00%, for loans based on the base rate.

The Term Loan Agreement requires maintenance of a total net leverage ratio of 8.25 to 1.00 for the fiscal quarter ending September 29, 2018, and such required covenant level reduces over the term of the Term Loan Facility as set forth in the Term Loan Agreement.

The Term Loan Agreement also contains representations and warranties and affirmative and negative covenants customary for financing transactions of this type, as well as customary events of default.

The foregoing descriptions of the Term Loan Agreement and the Term Loan Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On April 13, 2018, BlueLinx Corporation, a Georgia corporation (“Parent”) and a wholly owned subsidiary of the Company, completed its previously announced acquisition of Cedar Creek Holdings, Inc., a Delaware corporation (“Cedar Creek”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 9, 2018, by and among Parent, Cedar Creek, Panther Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Charlesbank Equity Fund VII, Limited Partnership, a Massachusetts limited partnership, as the stockholder representative thereunder. Upon the closing of the transactions contemplated by the Merger Agreement, among other things, Merger Sub merged with and into Cedar Creek (the “Merger”) with Cedar Creek surviving the Merger as an indirect wholly owned subsidiary of the Company. The Company used the proceeds from the Revolving Credit Facility and the Term Loan Facility to finance the acquisition of Cedar Creek.

The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the terms of the Merger Agreement attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 12, 2018, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On April 16, 2018, the Company issued a press release announcing the completion of its acquisition of Cedar Creek. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(b)     Pro Forma Financial Information.

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days from the required filing date for this Current Report on Form 8-K.

(c)     Not applicable.

(d)    Exhibits.

Exhibit No.	Description
10.1	Revolving Credit Agreement
10.2	Revolving Guaranty and Security Agreement
10.3	Term Loan Agreement
10.4	Term Loan Security Agreement
99.1	Press release, dated April 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlueLinx Holdings Inc.
(Registrant)

Dated: April 16, 2018	By:	/s/ Shyam K. Reddy
Shyam K. Reddy
Chief Administrative Officer, General Counsel, and Corporate Secretary